`b                                                                  EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement of National Home Health Care Corp. on Form S-8, Registration No. 33-61315 pertaining to the 1992 Stock Option Plan and the 1993 401(K) Plan, as filed with the Securities and Exchange Commission on July 26, 1995 of our report dated October 1, 1999, with respect to the consolidated financial statements of National Home Health Care Corp. and subsidiaries as of July 31, 1999 and for the year then ended included in its Annual Report on Form 10-K for the year ended July 31, 1999.

/s/ Holtz Rubenstein & Co., LLP

HOLTZ RUBENSTEIN & CO., LLP
Melville, New York
October 25, 1999